SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.         )

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FRISCH’S RESTAURANTS, INC.

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Frisch’s Restaurants, Inc.
2800 Gilbert Avenue
Cincinnati, Ohio 45206

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held October 7, 2002

Dear Shareholders:

The annual meeting of the shareholders of Frisch’s Restaurants, Inc., an Ohio corporation, will be held at the Radisson Hotel Cincinnati Riverfront, 668 W. Fifth Street, Covington, Kentucky 41011 on Monday, October 7, 2002 at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1.	Election of four Directors.

2.	Ratification of the appointment of Grant Thornton LLP as independent auditors.

3.	Transaction of such other business as may properly come before the meeting or any adjournments thereof.

Your Board of Directors recommends a vote of “AUTHORITY GIVEN” on Proposal 1 and a vote “FOR” on Proposal 2.

Shareholders of record at the close of business on August 8, 2002 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

By Order of the Board of Directors

W. GARY KING
Secretary

Cincinnati, Ohio
August 27, 2002

YOUR VOTE IS IMPORTANT

To assure your representation at the meeting, please vote promptly whether or not you expect to be present at the meeting. You can vote your shares (1) via a toll free telephone call, (2) via the Internet, or (3) by signing and dating the enclosed proxy and returning it in the accompanying envelope. You will find specific instructions for voting via telephone or the Internet on the proxy card. If you attend the meeting, you may revoke your proxy and vote your shares in person.

FRISCH’S RESTAURANTS, INC.
2800 Gilbert Avenue
Cincinnati, Ohio 45206

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held October 7, 2002

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Frisch’s Restaurants, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”), and at any and all adjournments thereof. The Meeting will be held at the Radisson Hotel Cincinnati Riverfront, 668 W. Fifth Street, Covington, Kentucky 41011 on Monday, October 7, 2002 at 10:00 a.m., Eastern Daylight Savings Time. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about August 27, 2002.

THE PROXY

Proxy

The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. A form of proxy for voting your shares at the Meeting is enclosed. When you properly execute and return your proxy, the shares it represents will be voted at the meeting as specified on your proxy. If no specification is made, the shares represented by your duly executed proxy will be voted (i) for the election as Directors of each of the four nominees listed thereon; and (ii) for the ratification of Grant Thornton LLP as the independent auditors. The proxy will be voted at the discretion of the proxy holders, in accordance with the recommendations of the Board, on any other matter that may properly come before the meeting, including, in accordance with the rules of the Securities and Exchange Commission, any matter which the Company did not have notice of by July 10, 2002.

Revocability of Proxies

You may revoke your proxy at any time before it is exercised by (i) submitting a proxy bearing a later date using the voting method used when the revoked proxy was cast; (ii) filing a written notice of revocation with the President of the Company; or (iii) by attending and voting in person at the Meeting.

VOTING SECURITIES AND VOTING

Record Date

The Board of Directors has fixed the close of business on August 8, 2002 as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting and any adjournment(s) thereof (the “Record Date”). There were 4,923,336 shares of the Company’s common stock (“Common Stock”) issued and outstanding on the Record Date.

Voting

You are entitled to one vote for each share of Common Stock you owned of record on the Record Date on any matter submitted to a vote at the Meeting. However, in connection with the election of directors, shares may be voted cumulatively if written notice that cumulative voting for the election of Directors is desired is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding the Meeting. The Chairman will announce the giving of any such notice upon the convening of the Meeting, and all shareholders may then cumulate their votes for director nominees. Cumulative voting means that you have the right to vote the number of shares you owned as of the Record Date, multiplied by the number of Directors to be elected (four). You may cast this total number of votes for one nominee or distribute the votes among some or all of the nominees in any manner you desire. If cumulative voting is declared at the Meeting, votes represented by proxies may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Board, and discretionary authority to do so is included in the proxy.

Quorum Requirement

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

Vote Required

At the Meeting, directors will be elected by a plurality of the votes cast. Therefore, the four nominees receiving the greatest number of votes will be elected as Directors. Each other matter presented at the Meeting will be decided by a majority of the votes cast on that matter.

Method of Counting Votes

Shares represented by proxies which are voted “Withhold Authority” or on which a broker has indicated the absence of discretionary authority to vote the shares will be counted as present for the purpose of determining a quorum, but will not be voted in the election of Directors. Shares voted on one proposal but not all proposals on the proxies returned by brokers will be counted for the purpose of determining the number of shares represented at the meeting, but will not be considered as a vote for or against any matter not voted on. Abstentions will also be counted for the purpose of determining the number of shares represented at the meeting, but will not be considered as a vote for or against any matter as to which the abstention is effective.

PROPOSALS

PROPOSAL 1—ELECTION OF FOUR DIRECTORS

Article II, Section 1 of the Company’s Code of Regulations provides that the business of the Company shall be managed and conducted by a Board of Directors consisting of not less than five nor more than nine members. The shareholders previously set the number of Directors at nine. The Code of Regulations also requires that a majority of the Directors be independent.

At the Meeting, four Directors are to be elected for a two-year term, to serve until the 2004 annual meeting of shareholders and until their successors have been elected and qualified. Your Board of Directors has unanimously nominated the four persons named below (all of whom are currently serving as Directors) for election as Directors at the Meeting. The principal occupations and certain other information about the nominees are set forth below.

The Board of Directors recommends a vote of “AUTHORITY GIVEN” for all Director nominees.

DIRECTORS

Name	Positions with the Company, Business Experience And Other Directorships	Director Since
Jack C. Maier (Age 77)	Chairman of the Board of the Company	1961
William A. Mauch (Age 81)	Director of the Company; Administrator of the Cincinnati office of the law firm of Thompson, Hine, L.L.P.	1992
William J. Reik, Jr. (Age 64)	Director of the Company, Managing Director, William D. Witter, Inc. (investment counseling firm); Managing Director, Mitchell Hutchins Asset Management, Inc. (until February 1991)	1998
Lorrence T. Kellar (Age 65)	Director of the Company, Vice President—Real Estate, Kmart Corporation[1] (since April 1996); Group Vice President—Finance and Real Estate, The Kroger Co. (until April 1996); Chairman of the Board, Multi-Color Corporation	1998

[1]	K-Mart Corporation filed a Voluntary Petition under Chapter 11 with the Bankruptcy Court for the Northern District of Illinois on January 22, 2002. The case is still pending.

Votes represented by proxies will be cast by the proxy holders in such a way as to effect the election of all four nominees, or as many thereof as possible under the rules of cumulative voting in accordance with the recommendation of the Board. All nominees have consented to serve as directors if elected. However, in the event that any nominee shall become unable to serve prior to the Meeting, it is intended that the proxies will be voted for the balance of those nominees named and for such substitute nominee, if any, as shall be designated by the Board.

Directors and Executive Officers

The following tables set forth the names and certain information concerning the current Directors whose terms expire at the 2003 Annual Shareholders Meeting and the executive officers of the Company.

DIRECTORS

Name	Positions with the Company, Business Experience And Other Directorships	Director Since
Malcolm M. Knapp (Age 62)	Director of the Company; President of Malcolm M. Knapp, Inc. (restaurant business consulting)	1997

Blanche F. Maier (Age 75)	Director of the Company; Chairman of the Board of Trustees, Cincinnati Ballet	1961

Dale P. Brown (Age 55)	Director of the Company; Writer (since January 1999); President and Chief Executive Officer, Sive/Young & Rubicam (advertising agency) (July 1990 to December 1998); Board of Trustees, University of Richmond; Director of Ohio National Financial Services, Cincinnati 2012 Inc., Metropolitan Growth Alliance and the Queen City Club; Recipient of Two Silver Medals, American Advertising Federation; Chair, Women’s Initiative for Deloitte & Touche	1999

Craig F. Maier (Age 52)	President and Chief Executive Officer and a Director of the Company	1984

Daniel W. Geeding (Age 60)	Director of the Company; Vice President and Chief Financial Officer, The Health Foundation of Greater Cincinnati (since 1999); formerly Professor of management and entrepreneurship (from 1969 to May 2002), Director of the Center for International Business (from June 1997 to May 2002), and Dean, College of Business Administration (April 1988 to June 1997), Xavier University	1992

EXECUTIVE OFFICERS

Name	Positions with the Company, Business Experience And Other Directorships
Donald H. Walker (Age 56)	Vice President-Finance, Chief Financial Officer (since October 1996) and Treasurer (since June 1982) of the Company

W. Gary King (Age 65)	Counsel (since June 1986), Secretary (since October 1996) and formerly Assistant Secretary (September 1972 to October 1996) of the Company

Paul F. McFarland (Age 56)
Vice President and Chief Operating Officer of the Company (since September 1998); Executive Vice President of Operations and Chief Operating Officer, Long John Silver’s Restaurants, Inc. (October 1992 until March 1997)[1]

Kenneth C. Hull (Age 46)
Vice President-Real Estate and Franchising (since July 2000) and formerly Director of Real Estate and Franchising (April 1999 to July 2000) of the Company; Director of International Development, McDonald’s Corporation (August 1997 to January 1999); Staff Director, International Real Estate, McDonald’s Corporation, London, U.K. (March 1994 to August 1997)

Michael E. Conner, Sr. (Age 50)
Vice President-Human Resources of the Company (since July 2000); Vice President-Human Resources, South-Western Publishing (January 1999 to June 2000); Director, Human Resources, Givaudan Roure Flavors (November 1990 to December 1998); Director, Southwest Ohio Career Resource Network

[1]	Long John Silver’s Restaurants, Inc. filed a Voluntary Petition under Chapter 11 with the U.S. Bankruptcy Court in the District of Delaware on June 1, 1998. The case is still pending.

PROPOSAL 2—RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has unanimously selected the firm of Grant Thornton LLP as auditors to make an examination of the accounts of the Company and serve as the Company’s independent public accountants for the fiscal year commencing June 3, 2002. This firm of independent certified public accountants has made the audits of the Company’s accounts since 1952.

Shareholder ratification of the selection of auditors is not required by law, however, the Board nevertheless decided to ascertain the views of the shareholders in this regard. If the selection of Grant Thornton LLP is not ratified at the Meeting, the Board of Directors will consider the selection of other auditors.

Representatives of Grant Thornton LLP are expected to be present at the annual meeting of shareholders. They will be afforded an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from the shareholders.

A.    Audit Fees

The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements for the fiscal year ended June 2, 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q during the fiscal year ended June 2, 2002, were $171,765.

B.    Financial Information Systems Design and Implementation Fees

No professional services were rendered by Grant Thornton LLP during the fiscal year ended June 2, 2002, for (i) directly or indirectly operating, or supervising the operation of, the Company’s information system or managing the Company’s local area network and/or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole.

C.    All Other Fees

The aggregate fees billed for professional services rendered by Grant Thornton LLP for the fiscal year ended June 2, 2002, for services other than those set forth above, were $23,106. These other services included audits of the Company’s Medical Plans and 401(k) Plan and consulting services on a few matters.

The Audit Committee considered the services of Grant Thornton LLP referenced in subparagraphs B and C above and determined those services were compatible with maintaining Grant Thornton LLP’s independence.

The Board of Directors recommends a vote “FOR” ratification of the selection of Grant Thornton LLP as auditors.

EXECUTIVE COMPENSATION

The following information is furnished with respect to each of the five most highly compensated executive officers of the Company, including the Chief Executive Officer, for the fiscal year ended June 2, 2002.

Summary Compensation Table

		Annual Compensation
Name and Title	Year	Salary	Bonus(a)	Other Annual Compensation	Long-Term Compensation Awards Options	All Other Compensation
Craig F. Maier	2002	$239,555	$378,481	$175,629(b)	40,000(d)	$1,218(e)
President and Chief	2001	234,423	362,185	(c)	40,000(d)	1,218(e)
Executive Officer	2000	142,085	294,904	(c)	61,478(d)	1,218(e)

Paul F. McFarland	2002	219,646	52,604	29,105(f)	7,000(g)	1,460(h)
Vice President and Chief	2001	195,935	30,387	(c)	7,000(g)	1,179(h)
Operating Officer	2000	183,072	18,375	(c)	7,000(g)	1,043(h)

Donald H. Walker	2002	135,049	30,540	49,508(i)	5,000(k)	2,146(l)
Vice President and Chief	2001	128,916	28,542	44,371(j)	3,500(k)	2,896(l)
Financial Officer	2000	121,612	18,296	(c)	3,500(k)	2,305(l)

Kenneth C. Hull	2002	113,600	21,364	27,658(m)	3,500(o)	0
Vice President-Real	2001	102,508	23,400	119,921(n)	3,500(o)	0
Estate	2000	95,000	10,688	37,943(n)	1,000(o)	0

Michael E. Conner, Sr.	2002	111,988	25,272	14,311(p)	3,500(p)	1,369(p)
Vice President-Human
Resources

(a)	Bonuses paid in 2002 and 2001 were paid 90% in cash and 10% in shares of the Company’s Common Stock. Bonuses paid in 2000 were paid 80% in cash and 20% in shares of the Company’s Common Stock.
(b)
Represents an auto allowance of $7,212, medical reimbursement of $12,589 pursuant to the Company’s medical reimbursement plan, contributions to the Company’s Nondeferred Cash Balance Plan of $146,811, and long-term disability benefits of $9,017.

(c)	The value of perquisites and other personal benefits received by the officer did not exceed an amount equal to the lesser of $50,000 or 10% of the sum of such officer’s salary and bonus for such year.
(d)
Represents stock options for 40,000 shares earned by Mr. Maier in the fiscal year ended June 2, 2002, but which were granted on July 11, 2002, stock options for 40,000 shares earned by Mr. Maier in the fiscal year ended June 3, 2001, but which were granted in July 2001, and stock options for 61,478 shares earned by Mr. Maier in the fiscal year ended May 28, 2000, but which were granted in July 2000.

(e)	Represents the premium paid by the Company on split dollar life insurance policies.
(f)	Represents an auto allowance of $7,212, medical reimbursement of $1,538, contributions to the Nondeferred Cash Balance Plan of $16,492, and long-term disability benefits of $3,863.
(g)
Represents stock options for 7,000 shares earned by Mr. McFarland in the fiscal year ended June 2, 2002, but which were granted on June 11, 2002, stock options for 7,000 shares earned by Mr. McFarland in the fiscal year ended June 3, 2001, but which were granted in July 2001 and stock options for 7,000 shares earned by Mr. McFarland in the fiscal year ended May 28, 2000, but which were granted in July 2000.

(h)	Represents Company matching contributions to the Frisch’s Executive Savings Plan.
(i)	Represents medical reimbursement of $10,386, contributions to the Nondeferred Cash Balance Plan of $36,556 and long-term disability benefits of $2,566.
(j)	Represents contributions to the Nondeferred Cash Balance Plan of $28,163 and medical reimbursement of $13,550.
(k)
Represents stock options for 5,000 shares earned by Mr. Walker in the fiscal year ended June 2, 2002, but which were granted on June 11, 2002, stock options for 3,500 shares earned by Mr. Walker in the fiscal year ended June 3, 2001, but which were granted in July 2001, and stock options for 3,500 shares earned by Mr. Walker in the fiscal year ended May 28, 2000, but which were granted in July 2000.

(l)
Represents premiums paid by the Company on split dollar life insurance policies of $1,276 in 2002, 2001 and 2000 and Company matching contributions to the Frisch’s Executive Savings Plan of $870 in 2002, $1,620 in 2001 and $1,029 in 2000.

(m)	Represents an auto allowance of $5,561, medical reimbursement of $12,780, contributions to the Nondeferred Cash Balance Plan of $8,781, and long-term disability benefits of $536.
(n)	Mr. Hull began employment with the Company on April 12, 1999, and these amounts represent reimbursement of relocation expenses of $102,894 in 2001 and $27,245 in 2000.
(o)
Represents stock options for 3,500 shares earned by Mr. Hull in the fiscal year ended June 2, 2002, but which were granted on June 11, 2002, stock options for 3,500 shares earned by Mr. Hull in the fiscal year ended June 3, 2001, but which were granted in July 2001, and stock options for 1,000 shares earned by Mr. Hull with the fiscal year ended May 28, 2000, but which were granted in July 2000.

(p)
$14,311 represents medical reimbursement, 3,500 represents stock options earned by Mr. Conner in the fiscal year ended June 2, 2002, but which were granted on June 11, 2002, and $1,369 represents Company matching contributions to the Frisch’s Executive Savings Plan.

The following table sets forth information regarding stock options granted to the named executive officers of the Company during the fiscal year ended June 2, 2002.

Option Grants in Last Fiscal Year

	Individual Grants				Potential realizable value at assumed annual rates of stock price appreciation for option term
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	5%	10%
Craig F. Maier	40,000	45%	$13.70	7/11/11	$344,634	$873,371
Paul F. McFarland	7,000	8%	$13.43	6/12/11	$59,122	$149,828
Donald H. Walker	3,500	4%	$13.43	6/12/11	$29,561	$74,914
Kenneth C. Hull	3,500	4%	$13.43	6/12/11	$29,561	$74,914
Michael E. Conner, Sr.	3,500	4%	$13.43	6/12/11	$29,561	$74,914

The foregoing options were granted under the 1993 Stock Option Plan, which was recommended by the Compensation Committee, adopted by the Board of Directors and approved by the shareholders. Pursuant to the Plan, options for shares of the Common Stock of the Company are granted to officers and key management personnel. Under the 1993 Plan, options with terms not in excess of ten years from the date of grant and stock appreciation rights may be granted until May 8, 2004. See “Employment Contracts and Changes-in-Control Arrangements.” In addition to the options listed in the table above, on June 12, 2001, certain other key employees were granted options to purchase an aggregate of 24,000 shares at

$13.43 per share. All of the options granted to key employees vest in three equal annual installments, except the options granted to Craig F. Maier. The options granted to Craig F. Maier vest six months after the grant date.

The following table sets forth information regarding the exercise of stock options by each of the named executive officers during the fiscal year ended June 2, 2002, and the value of all unexercised options at June 2, 2002.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

Name	Shares Acquired On Exercise	Net Value Realized	1993 Plan Number of Securities Underlying Unexercised Options Exercisable/ Unexercisable at 6/2/02	1984 Plan Number of Securities Underlying Unexercised Options Exercisable at 6/2/02	Value of Unexercised In-the-Money Options Exercisable/ Unexercisable at 6/2/02
Craig F. Maier	0	—	101,478E/0U	28,488E/0U	$937,327E/$0U
Paul F. McFarland	0	—	14,667E/12,833U	0	$132,257E/$103,028U
Donald H. Walker	0	—	7,583E/6,417U	0	$64,336E/$51,514U
Kenneth C. Hull	0	—	3,167E/4,333U	0	$28,162E/$30,893U
Michael E. Conner, Sr.	0	—	1,167E/5,833U	0	$9,147E/$40,938U

Defined Benefit Pension Plan and Executive Retirement Plan

The Pension Plan adopted by the Board of Directors, in which executive officers of the Company participated through December 31, 1999, provides payments of annual benefits upon the retirement of employees covered by the Plan. Commencing in the year 2000, the executive officers of the Company began receiving comparable pension benefits through a Nondeferred Cash Balance Plan instead of accruing additional benefits under the Pension Plan. These benefits are determined each year, converted to a lump sum, paid into the officer’s individual trust and reported as W-2 compensation.

Under the qualified Pension Plan, an individual’s monthly Pension Plan benefit equals 51% of his or her average monthly compensation minus 50% of monthly Social Security benefits. The benefit of an individual who has less than 28 years of service with the Company is reduced by 1/28 for each year less than 28.

Average monthly compensation is based upon the participant’s five highest consecutive compensation periods. For years prior to 1982, the compensation period is the month of September. For years 1982 through 1991, the compensation period is the month of July. For years after 1991, the compensation period is the entire calendar year; therefore, the monthly compensation for the period is 1/12 of the annual compensation.

Compensation that is taken into consideration for periods after 1991 includes all compensation reported on the participant’s W-2 and all elective contributions to a Section 125 or 401(k) plan, except that after July 15, 2002, the following items are specifically excluded: reimbursements, automobile expense allowances, use of a Company-owned automobile or any other Company-owned property, moving expense allowances and all other allowances, contributions to or benefits under the Company’s Nondeferred Cash Balance Plan, amounts realized from the grant and/or exercise of stock options, amounts attributable to split-dollar life insurance, other fringe benefits (cash and non-cash), deferred compensation, tips and allocated tips.

Under the Internal Revenue Code, there is an annual limitation on the amount of compensation of each employee that may be taken into account, which through 1999 was set at $160,000. The annual limitation for some of the years prior to 1994 was substantially higher. For 1999 and earlier, the Company had an unfunded Executive Retirement Plan which provides a supplemental retirement benefit to qualified employees equal to the reduction in their benefits under the qualified Pension Plan that results when compensation exceeds the Internal Revenue Code limitation, or when elective salary deferrals are made to the non-qualified Frisch’s Executive Savings Plan. Currently, Messrs. Craig F. Maier, Paul F. McFarland and Donald H. Walker are eligible, at their normal retirement ages, to receive supplemental annual benefits under the Executive Retirement Plan as shown in the table below.

Amounts set aside under the Pension Plan are computed on an actuarial basis using an aggregate funding method. No contribution was made to the Pension Plan during the fiscal year ended June 2, 2002.

Estimated annual retirement benefits under the Pension Plan, Executive Retirement Plan (SERP) and Nondeferred Cash Balance Plan, assuming retirement at age 65 for Messrs. Craig F. Maier, Paul F. McFarland, Donald H. Walker, Kenneth C. Hull and Michael E. Conner, Sr. would be as follows:

Name	Total Projected Benefit at Age 65 (1)	Qualified Pension Plan Benefit thru 1999 (2)	Non Qualified Executive Retirement Plan (SERP) Benefit thru 1999 (3)	Nondeferred Cash Balance Plan Benefit to Date Placed in Trust (4)*	Cash Balance Plan Benefit For Future Service [=(1)-(2)-(3)-(4)]
Craig F. Maier	$308,076	$43,608	$21,372	$37,594	$205,502
Paul F. McFarland	50,832	2,604	1,164	7,678	39,386
Donald H. Walker	76,548	30,180	1,572	11,792	33,004
Kenneth C. Hull	50,052	1,560	0	7,121	41,371
Michael E. Conner, Sr.	36,464	4,156	0	0	32,308

*
The benefit amounts shown in this column are the amounts referred to in the first paragraph above and are included in the executives’ compensation in the Executive Compensation-Summary Compensation Table herein.

Board of Directors Information

Board and Committee Meetings and Compensation

The Board of Directors of the Company held five meetings during the fiscal year ended June 2, 2002. Each Director attended at least 75% of the aggregate number of meetings of the Board held during the year and all committees of the Board on which the director served (during the period he or she was a committee member during the year). The Company pays non-employee Directors an annual fee of $20,000 plus $800 for each Board meeting and Committee meeting attended ($400 if attended by phone). During the fiscal year ended June 2, 2002, each non-employee director was also granted options to purchase 1,000 shares of the Company’s Common Stock at an exercise price of $14.10 per share. Non-employee Directors consist of Mrs. Maier, Ms. Brown and Messrs. Geeding, Kellar, Knapp, Mauch and Reik.

Nominating Committee

The Board of Directors established a Nominating Committee in June 1999, which is currently comprised of Craig F. Maier (Chair), Dale P. Brown, Daniel W. Geeding, Malcolm M. Knapp and Blanche Maier. The Nominating Committee held one meeting during the fiscal year ended June 2, 2002. The Nominating Committee’s function is to search for and recommend qualified, experienced candidates to the Board to be nominated for election as Directors at annual shareholder meetings and to fill any vacancies on the Board. The Nominating Committee will consider nominees recommended by shareholders. Any recommendations should be mailed to Craig F. Maier as Chairman of the Nominating Committee.

Strategic Planning Committee

The Board has a Strategic Planning Committee that is currently comprised of Craig F. Maier, Co-Chair, Malcolm M. Knapp, Co-Chair, Dale P. Brown and William J. Reik, Jr. The Strategic Planning Committee’s function is to develop, monitor and revise, as necessary, the Company’s strategic plan.

Audit Committee

The Board of Directors of the Company has an Audit Committee composed of William A. Mauch (Chair), Daniel W. Geeding and Lorrence T. Kellar. All members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange’s Listing Standards, as applicable and as modified or supplemented. The Board of Directors has adopted a written charter for the Audit Committee and a copy of that charter is attached hereto as Appendix A. During the fiscal year ended June 2, 2002, the committee held four meetings. The Audit Committee assists the Board of Directors in providing oversight of the financial management, independent auditors and financial reporting procedures of the Company, and ensuring that management is maintaining an adequate system of internal controls, financial reports are properly prepared, there is consistent application of generally accepted accounting principles, and there is compliance with management’s policies and procedures. In performing these functions, the Audit Committee discusses with internal and outside independent auditors their overall scope and plans for their respective audits. The Audit Committee also meets periodically with the independent auditors, management, and internal auditors to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee recommends the independent auditors for appointment by the Board of Directors.

Audit Committee Report

The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 2, 2002, with management of the Company and Grant Thornton LLP, the Company’s independent auditors, which included discussions about the selection of appropriate accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented. The Audit Committee received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with Grant Thornton LLP its independence. Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements for the fiscal year ended June 2, 2002, be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board, and the Board approved, subject to shareholder ratification, the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year commencing June 3, 2002.

William A. Mauch, Chair
Daniel W. Geeding
Lorrence T. Kellar

Compensation Committee Interlocks and Insider Participation

The Board of Directors has a Compensation Committee comprised of three independent directors, Daniel W. Geeding (Chair), William A. Mauch and Malcolm M. Knapp. During the fiscal year ended June 2, 2002, the committee held four meetings. The Compensation Committee recommends policies for the Company with respect to the compensation of executive officers and directors and administers the Company’s benefit and stock option plans.

Compensation Committee Report

Chairman of the Board Employment Contract

Jack C. Maier, Chairman of the Board, is currently employed by the Company pursuant to an employment agreement effective May 29, 2000, with an initial term of one fiscal year and renewable at the option of the Company for up to six additional one-year terms. The Company has renewed the agreement for two additional one-year terms. For the fiscal year ended June 2, 2002, Mr. Maier was paid an annual base salary of $100,000 pursuant to the agreement, and will be paid that annual base salary during any additional years that the contract is renewed. Mr. Maier may reduce his employment from full time to part time (defined as three days or less per week), in which case he will receive 50% of his base salary. The agreement provides that upon its expiration or upon Mr. Maier’s retirement, disability, death or other termination of employment, the Company will pay to Mr. Maier or to his survivors for each of the next ten years the amount of $214,050, adjusted annually to reflect 50% of the annual percentage change in the Consumer Price Index. Alternatively, the recipient may elect at any time to receive in a lump sum the present value of all remaining payments.

Chief Executive Officer Employment Contract

Craig F. Maier, President and Chief Executive Officer, is employed by the Company pursuant to a three-year employment agreement effective June 4, 2000. For the fiscal year ended June 2, 2002, the Company paid Mr. Maier an annual base salary of $233,795 pursuant to the agreement. Mr. Maier’s base salary is adjusted at the beginning of each fiscal year of the agreement to reflect 50% of the latest annual change in the Consumer Price Index, therefore his base salary for the fiscal year beginning June 3, 2002 will be $235,665. The agreement provides that the Company will also pay Mr. Maier incentive compensation for each fiscal year that the Company’s pre-tax earnings (before deducting incentive compensation for certain executive officers and key management employees) equal or exceed 4% of the Company’s total revenue. The incentive compensation will be equal to (a) 1.5% of the Company’s pre-tax earnings if in such year pre-tax earnings equal or exceed 4% (but are less than 5%) of the Company’s total revenue, and (b) an additional 1.5% of the Company’s pre-tax earnings if in such year the Company’s pre-tax earnings equal or exceed 5% of the Company’s total revenue. However, the incentive compensation will be reduced to the extent that the payment of the incentive compensation would reduce the Company’s pre-tax earnings to below 4% of the Company’s total revenue. Incentive compensation is paid 90% in cash and 10% in Common Stock. The agreement also provides that Mr. Maier will be granted stock options in any year in which the Company’s pre-tax earnings equal or exceed 4%, based on the following schedule:

Pre-Tax Earnings As a Percentage of Total Revenue	Stock Option Available
At least 4%, but less than 5%	12,500 shares
At least 5%, but less than 6%	25,000 shares
At least 6%	40,000 shares

All stock options are awarded under the terms of the stock option plan of the Company in effect at the time the options are awarded. The agreement also provides that in the event of Mr. Maier’s disability, the Company will pay him (for up to 120 months while he is alive and remains disabled) an annual sum equal to 75% of his average compensation (total compensation including incentive compensation) over the three preceding calendar years (reduced by any disability benefits received under any disability income plans maintained by the Company), adjusted annually after the first year to reflect 75% of the latest annual percentage change in the Consumer Price Index.

Mr. Maier’s employment agreement reaffirms the Company’s obligations to Mr. Maier under an agreement dated November 21, 1989, which provides that, if there is a change in control of the Company that has not been approved by existing management, the Company shall either (a) continue Mr. Maier’s employment for up to three years with compensation and perquisites equal to that which he would have received had there not been such a change, (b) employ him on such other terms as he and the Company agree, or (c) terminate his employment and make lump sum payments to him equal to the present value, based on a certain discount rate, of such compensation and continue such perquisites until the end of the period for which his employment would have continued. The maximum aggregate lump sum payment that would be payable to Maier under the agreement if he were terminated on the date of filing of this Proxy Statement would be approximately $2,119,300, using a discount rate of 3.5%, in accordance with provisions of the agreement.

The Compensation Committee believes that this agreement and the compensation provisions therein are consistent with the Company’s executive compensation policies described in detail below.

Other Executive Officers

The compensation of all other executive officers for the fiscal year ended June 2, 2002 was determined in accordance with salary merit increase guidelines and incentive compensation formulas established prior to the commencement of the fiscal year.

The policies with respect to the Company’s other executive officers are: (1) to pay salaries generally in the middle of the range of salaries paid to executives of comparable levels of responsibility by comparable restaurant companies; (2) to grant merit increases in salary, within the salary range, based primarily on job performance as measured by specific, pre-determined individual goals; and (3) to award bonuses based on how well individual goals are achieved and how well the Company performs.

To determine the salaries of the Company’s other executive officers, the Company establishes a series of salary ranges which correspond to levels of executive responsibility. The basis for the establishment of the ranges is data provided by an independent consultant that is derived from an annual survey of approximately 74 comparable restaurant companies, including some of the members of the peer group used for the Corporate Performance Graph. The Committee sets the Company’s salary ranges to fall generally in the middle of the competitive ranges. Individual salaries are set within the applicable salary range and are reevaluated annually. Merit increases are granted within the salary range based on job performance as measured against one or more individual performance goals established annually for each executive.

Under the Company’s Senior Executive Bonus Plan, other executive officers are entitled to earn annual bonuses of up to 22.5% of each officer’s salary. Each individual executive officer’s bonus is determined by a formula that takes into account (1) the extent to which individual performance goals established prior to the beginning of the fiscal year are met and (2) the Company’s pre-tax consolidated earnings for the fiscal year, as a percentage of total revenue (adjusted to exclude certain revenue, if any, not related to the Company’s food service operations). No incentive bonus is paid unless pre-tax consolidated earnings of the Company are at least 4% of revenues. In order to receive the maximum bonus, an executive must fully meet the individual performance goals and pre-tax consolidated earnings of the Company must equal or exceed 6% of revenues. Of the total bonus earned, 10% is paid in shares of the Company’s Common Stock and the remainder is paid in cash.

Bonuses were awarded under the Senior Executive Bonus Plan equal to a percentage of salary, adjusted in accordance with a formula which took into account the extent to which individual goals were met, the Company’s pre-tax earnings for the fiscal year as a percentage of total revenue, and the salary range maximum.

Daniel W. Geeding, Chair
William A. Mauch
Malcolm M. Knapp

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), the Directors, certain of the Company’s officers and persons owning more than 10% of the outstanding shares of the Company’s Common Stock are required to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and the American Stock Exchange and to furnish copies of such reports to the Company. The Company is required to set forth in this Proxy Statement the number of late reports, transactions not reported and any known failure to file a report. Based solely on a review of the reports which were furnished to it and certain written representations of each reporting person, to the Company’s knowledge, the aforesaid filing requirements were satisfied by the persons subject thereto.

Certain Relationships and Related Transactions

During the fiscal year ended June 2, 2002, a franchised restaurant owned by children of Jack C. Maier, an officer and Director of the Company, and Blanche F. Maier, a Director of the Company, made purchases from the Company’s commissary totaling $498,825 and paid to the Company advertising fees of $46,159, employee leasing fees of $717,158, payroll and accounting fees of $23,953 and franchise fees of $69,239. Other members of Mr. and Mrs. Maier’s family are the owners of a franchised restaurant which during such fiscal year made purchases from the Company’s commissary totaling $704,486 and paid to the Company advertising fees of $69,412, employee leasing fees of $1,007,961, payroll and accounting fees of $28,092 and franchise fees of $104,119. During the fiscal year ended June 2, 2002, a franchised restaurant owned by Craig F. Maier, an officer and Director of the Company, made purchases from the Company’s commissary totaling $357,784 and paid to the Company advertising fees of $33,542, employee leasing fees of $489,893, payroll and accounting fees of $23,263 and franchise fees of $50,313. The above-described transactions were effected on substantially similar terms as transactions with persons having no relationship with the Company.

Jack C. Maier, Chairman of the Board of the Company, is the husband of Blanche F. Maier and the father of Craig F. Maier and Karen F. Maier. During the fiscal year ended June 2, 2002, Mr. Jack Maier received a salary of $100,000 from the Company, an auto allowance of $10,229 and medical reimbursement of $11,187.

Karen F. Maier, Vice President – Marketing of the Company, is the daughter of Jack C. Maier and Blanche F. Maier and the sister of Craig F. Maier. During the fiscal year ended June 2, 2002, Ms. Maier received a salary of $106,960, a bonus of $22,961, medical reimbursement of $5,375, contributions to the Nondeferred Cash Balance Plan of $14,912 and long-term disability benefits of $609, from the Company.

Corporate Performance Graph

The following graph compares the yearly percentage change in the Company’s cumulative total stockholder return on its Common Stock over the five year period ending June 2, 2002 with the Russell 2000 Index and a group of the Company’s peer issuers, selected by the Company in good faith. The graph assumes an investment of $100 in the Company’s Common Stock, in the Index and in the common stock of the peer group on June 1, 1997, and reinvestment of all dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG FRISCH’S RESTAURANTS, INC., THE RUSSELL 2000 INDEX
AND A PEER GROUP

The Peer Group consists of the following issuers: Bob Evans Farms, Steak n Shake Co. (formerly Consolidated Products, Inc.), CBRL Group, Inc., Phoenix Restaurant Group, Inc.; Furrs/Bishops, Inc., IHOP Corp., Ryan’s Family Steak Houses, Inc. and Friendly Ice Cream Corp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of August 8, 2002 (unless a different date is specified in the notes to the table), with respect to each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Blanche F. Maier	1,782,202(1)(5)	36.2%
2800 Gilbert Avenue Cincinnati, OH 45206

Jack C. Maier	1,013,657(2)(5)	20.6%
2800 Gilbert Avenue Cincinnati, OH 45206

Craig F. Maier	1,073,731(3)(5)	21.1%
2800 Gilbert Avenue Cincinnati, OH 45206

Karen F. Maier	838,733(4)(5)	17.0%
2800 Gilbert Avenue Cincinnati, OH 45206

William D. Witter, Inc.	553,752(6)	11.2%
153 East 53rd Street New York, NY 10022

Dimensional Fund Advisors, Inc.	434,106(7)	8.8%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

(1)
Includes 764,545 shares over which Mrs. Maier has sole voting and investment power, 89,170 shares over which she has sole voting but shared investment power, 924,487 shares over which she has sole voting power only and 4,000 shares which she has the right to acquire pursuant to the exercise of stock options. The amounts shown above include 1,013,657 shares over which she has sole voting power as Voting Trustee pursuant to a Voting Trust Agreement dated June 26, 1997, with the following: Jack C. Maier and herself as Co-Trustees of the Trust established under the Will of Shirley Heinichen, deceased as to 89,170 shares; Jack C. Maier, Craig F. Maier and Karen F. Maier, as Co-Trustees of the Trust established under the Will of David Frisch, deceased as to 764,197 shares; and Jack C. Maier, as Trustee under the Annette Frisch Amended and Restated Trust Agreement as to 160,290 shares. See footnotes (2), (3), (4) and (5).

(2)
Includes 160,290 shares over which he has sole investment power only, and 853,367 shares over which he shares investment power. The amount shown above includes 764,197 shares over which Mr. Maier, Craig F. Maier and Karen F. Maier share investment power only as Co-Trustees of the Trust established under the will of David Frisch, deceased, and 89,170 shares over which Mr. Maier and Blanche F. Maier share investment power only as Co-Trustees of the Trust established under the Will of Shirley Heinichen, deceased. See footnotes (1), (3), (4) and (5). Not included in this amount are 7,150 shares owned by Blanche F. Maier as to which Mr. Maier disclaims beneficial ownership.

(3)
Includes 153,966 shares over which Mr. Maier has sole voting and investment power, 764,197 shares over which Mr. Maier, Jack C. Maier and Karen F. Maier share investment power only as Co-Trustees of the Trust established under the will of David Frisch, deceased, and 155,568 shares which he has the right to acquire pursuant to the exercise of employee stock options. See footnotes (1), (2), (4) and (5).

(4)
Includes 64,036 shares over which Ms. Maier has sole voting and investment power, 764,197 shares over which Ms. Maier, Jack C. Maier and Craig F. Maier share investment power only as Co-Trustees of the Trust established under the will of David Frisch, deceased, and 10,500 shares which she has the right to acquire pursuant to the exercise of employee stock options. See footnotes (1), (2), (3) and (5).

(5)
Blanche F. Maier is the wife of Jack C. Maier. Craig F. Maier is the son of Jack C. Maier and Blanche F. Maier and the brother of Karen F. Maier. Karen F. Maier is the daughter of Jack C. Maier and Blanche F. Maier and the sister of Craig F. Maier.

(6)	The information given is as of February 6, 2002, as reported in an amended Schedule 13G filed with the Securities and Exchange Commission.
(7)
The information given is as of February 12, 2002, as reported in an amended Schedule 13G filed with the Securities and Exchange Commission. Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment advisor, is deemed to have beneficial ownership of 434,106 shares of Frisch’s Restaurants, Inc. stock as of December 31, 2001, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, as of August 8, 2002, with respect to the number of shares of Common Stock beneficially owned by (i) each Director, including each nominee for election as a Director, of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all Directors and named executive officers of the Company as a group.

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Jack C. Maier	1,013,657	(1)	20.6%
Daniel W. Geeding	10,702	(2)	*
Malcolm M. Knapp	8,000	(3)	*
Blanche F. Maier	1,782,202	(1)	36.2%
Craig F. Maier	1,073,731	(1)	21.1%
William A. Mauch	17,350	(4)	*
Dale P. Brown	5,240	(5)	*
Lorrence T. Kellar	13,000	(6)	*
William J. Reik, Jr.	213,060	(7)	4.3%
Kenneth C. Hull	11,312	(8)	*
Paul F. McFarland	37,403	(9)	*
Donald H. Walker	23,468	(10)	*
Michael E. Conner, Sr.	10,573	(11)	*
All Directors and named executive officers as a group (12 persons)	2,442,024	(12)	47.1%

*	Less than 1% of class.
(1)	See footnotes (1), (2), (3) and (5) on the preceding page.
(2)	Includes 6,702 shares over which he has sole voting and investment power and 4,000 shares that he has the right to acquire pursuant to the exercise of stock options.
(3)	Includes 4,000 shares over which he has sole voting and investment power and 4,000 shares that he has the right to acquire pursuant to the exercise of stock options.
(4)	Includes 13,350 shares over which he has sole voting and investment power and 4,000 shares that he has the right to acquire pursuant to the exercise of stock options.
(5)	Includes 2,240 shares over which she has sole voting and investment power and 3,000 shares that she has the right to acquire pursuant to the exercise of stock options.
(6)	Includes 9,000 shares over which he has sole voting and investment power and 4,000 shares that he has the right to acquire pursuant to the exercise of stock options.
(7)	Includes 209,060 shares over which he has sole voting and investment power and 4,000 shares that he has the right to acquire pursuant to the exercise of stock options.
(8)	Includes 312 shares over which he has sole voting and investment power and 11,000 shares that he has the right to acquire pursuant to the exercise of stock options.

(9)	Includes 2,903 shares over which he has sole voting and investment power and 34,500 shares that he has the right to acquire/pursuant to the exercise of stock options.
(10)	Includes 4,468 shares over which he has sole voting and investment power and 19,000 shares that he has the right to acquire pursuant to the exercise of stock options.
(11)	Includes 253 shares over which he has sole voting and investment power and 10,500 shares that he has the right to acquire pursuant to the exercise of stock options.
(12)	Includes 257,568 shares that the group has the right to acquire pursuant to the exercise of stock options.

SHAREHOLDER PROPOSALS

Any shareholder who wishes a proposal to be considered for inclusion in the Company’s Proxy Statement for the 2003 Annual Meeting of Shareholders, which is currently scheduled for October 6, 2003, must submit the proposal to the Company on or before April 5, 2003. Proposals should be addressed to W. Gary King, Secretary, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206. Any such proposal must satisfy the conditions for shareholder proposals established by the Securities and Exchange Commission in Rule 14a-8 promulgated pursuant to the Securities and Exchange Act of 1934, as amended.

Any shareholder who intends to directly present a proposal at the 2003 Annual Shareholders Meeting (outside of the Rule 14a-8 process) must notify the Company of the proposal on or before July 10, 2003. If the Company is not notified by such date, the Company will have the right to exercise discretionary voting authority for the proxies it obtains with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials. Notices of any intention to present a proposal at the 2002 Annual Shareholders Meeting should be addressed to the Secretary of the Company at the address set forth in the foregoing paragraph.

COST OF SOLICITATION

The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting and proxy and any additional material relating to the Meeting and the cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodial nominees and fiduciaries to supply proxy material to the beneficial owners of the Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing. Certain officers and employees of the Company may solicit proxies in person or by telephone, facsimile transmission or mail, for which they will not receive any special compensation.

OTHER MATTERS

The Company’s Board of Directors knows of no other matters to be presented at the Meeting other than those set forth above. However, if any other matters come before the meeting, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their discretion, in accordance with the recommendations of the Board, and discretionary authority to do so is included in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

W. GARY KING
Secretary
Dated August 27, 2002

The Company will supply without cost, upon written request, a copy of the Company’s most recent Annual Report on Form 10-K, including financial statements and schedules. Such request should be directed to Mr. Donald H. Walker, Chief Financial Officer, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206.

APPENDIX A

FRISCH’S RESTAURANTS, INC.
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information provided by the Corporation, the Corporation’s systems of internal controls regarding finance, accounting, compliance and ethics that management and the Board have established. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels.

COMPOSITION

The Audit Committee consists of three independent members of the Board of Directors. All of the members will be directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgement as a committee member. All members of the Committee shall be financially literate by possessing a working knowledge of basic finance and accounting practices. At least one member of the Committee shall have accounting or related financial management expertise, as the Board interprets such qualifications. The Board of Directors shall appoint one of the members Committee Chairman.

AUDIT COMMITTEE MEETINGS

The Audit Committee will hold a meeting prior to the public release of each quarterly financial report. It will also meet at other times deemed necessary to fulfill the responsibilities enumerated in this document. The minutes of each meeting are to be prepared and sent to Committee members for approval.

RESPONSIBILITY

The Audit Committee is to serve as a focal point for communication between the Board of Directors, the Director of Internal Auditing, the independent auditors, and the Company’s management as their duties relate to financial accounting, reporting, and controls. The Audit Committee is the Board’s principal agent for evaluating the quality of Internal Auditing, the independence of the Company’s independent auditors, and the adequacy of disclosures to shareholders. The Committee shall have a clear understanding with management and the independent auditors that the Independent Auditors are ultimately accountable to the Board of Directors and the Audit Committee.

ROLES AND DUTIES

Corporate Control Environment

Understand and assess the “tone at the top”—the message that management and the Board send to the organization.

Understand, assess and monitor the financial planning and control function.

Understand the role and assess the effectiveness of the Internal Audit function.

Understand and assess the Company’s Corporate Compliance Committee.

Independent Auditors

1.	Recommend the selection, retention, or discharge of the independent auditors for the ensuing year and recommend nomination of the independent auditors to the full Board of Directors.

2.	Discuss with the independent auditor matters required to be discussed by Statement on Auditing Standards 61 relating to the conduct of the audit.

3.
Obtain from the independent auditors a formal written statement delineating all relationships between the auditors and the Company. The Committee shall also actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors.

4.	Periodically consult with the independent auditors out of the presence of management about the adequacy of internal controls and the accuracy of the Company’s financial statements.

5.	Ensure the independent auditors complete a review of interim financial statements before the Company’s Form 10-Q is filed with the SEC.

6.
Review, prior to the annual audit, the scope and general extent of the independent auditors’ audit examination. Review the extent of non-audit services provided by the independent auditors in relation to the objectivity and independence needed in the audit. The independent auditors’ fees are to be arranged with management and summarized for Committee review and approval.

Internal Auditing

1.	Assess and approve the Internal Audit mission, annual audit plan and areas of audit emphasis.

2.	Review and assess the performance appraisals for the Director of Internal Auditing.

Financial Reporting

1.	Review the Company’s annual financial statements with management and the independent auditors, and recommend to the Board that the statements be included in the Annual Report on Form 10-K.

2.
Review with the Company’s management, the Director of Internal Auditing, and the independent auditors, the Company’s general policies and procedures to reasonably assure the adequacy of internal accounting and financial reporting controls.

3.
Confirm with the Company’s management, the Director of Internal Auditing, and the independent auditors that tests of compliance with significant Company policies including the Company’s process of assessing the risk of fraudulent financial reporting and the program established to monitor compliance with conflict of interest and other Code of Conduct guidelines.

4.	Review, in advance of implementation, any major accounting policy change.

Audit Committee Report and Charter

1.
The Audit Committee will prepare a letter to be included in the proxy statement for the annual meeting which specifically states that the Audit Committee has: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61; and (3) received and discussed with the independent auditors the matters required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee report will also include a statement whether, based on the procedures performed, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year. The name of each member of the Audit Committee will appear below the report.

2.	The Audit Committee will review the Audit Committee Charter annually and include a copy of the Charter in the Company’s proxy statement at least once every three years.

Board of Directors

1.	Report to the Board of Directors on the results of performing the foregoing duties and submit to the Board any recommendations the Audit Committee may have.

2.	Review any other relevant matters at the discretion of the Board of Directors or the Committee.

2

PROXY

FRISCH’S RESTAURANTS, INC.
ANNUAL MEETING OF SHAREHOLDERS
October 7, 2002

The undersigned shareholder of Frisch’s Restaurants, Inc. (the “Company”) hereby nominates, constitutes and appoints Jack C. Maier and Craig F. Maier, and each of them, the attorney, agent and proxy of the undersigned, with full powers of substitution, to vote all the stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Radisson Hotel Cincinnati Riverfront, 668 W. Fifth Street, Covington, Kentucky 41011, on Monday, October 7, 2002 at 10:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present as set forth below.

The Board of Directors recommends a vote of “AUTHORITY GIVEN” on proposal 1 and “FOR” on proposal 2. The Proxy shall be voted in accordance with the recommendations of the Board of Directors unless a contrary instruction is indicated, in which case the Proxy shall be voted in accordance with such instructions. If cumulative voting is properly declared, the votes will be cast in such a way as to effect the election of all four nominees, or as many thereof as possible, in accordance with the recommendations of the Board of Directors. On other matters, if any, presented at the meeting, this Proxy shall be voted in the discretion of the proxy holders, in accordance with the recommendations of the Board of Directors, if any.

Please sign and date on the reverse side

*Fold and Detach Here*

PROXY BY MAIL

Please mark    ☒
your votes
like this

This Proxy is solicited on behalf of the Company’s Board of Directors, and may be revoked prior to its exercise by filing with the President of the Company a written instrument revoking this Proxy or a duly executed Proxy bearing a later date, or by appearing in person and voting at the meeting.

		AUTHORITY GIVEN	AUTHORITY WITHHELD			FOR	AGAINST	ABSTAIN
1.	ELECTION OF FOUR DIRECTORS.			2.	RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS.	☐	☐	☐
To elect the four persons below to serve as directors until the 2004 Annual Shareholders Meeting and until their successors are elected and qualified:		☐	☐

01.	Jack C. Maier	02. William A. Mauch			IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW
03.	William J. Reik, Jr.	04. Lorrence T. Kellar

If you wish to withhold authority to vote for some but not all of the nominees named above, you should check the box marked “AUTHORITY GIVEN” and you should enter the name(s) of the nominee(s) with respect to whom you wish to withhold authority to vote in the space provided below:

COMPANY NUMBER: PROXY NUMBER: ACCOUNT NUMBER:

SIGNATURE	SIGNATURE	DATE

(Please date this proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)

Please mark, sign, date and mail this Proxy promptly.

é  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  é

[Graphic] VOTE BY TELEPHONE OR INTERNET [Graphic] QUICK « « « EASY « « « IMMEDIATE

FRISCH’S RESTAURANTS, INC.

●	You can now vote your shares electronically through the Internet or the telephone.
●	This eliminates the need to return the proxy card.
●	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above web site. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY